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Exhibit 99.1
LanVision Systems, Inc.

Press release dated December 9, 2004.

                                                                [LANVISION LOGO]

NEWS RELEASE
VISIT OUR WEB SITE AT: WWW.LANVISION.COM

                                                         COMPANY CONTACT:
                                                         PAUL W. BRIDGE, JR.
                                                         CHIEF FINANCIAL OFFICER
                                                         (513) 794-7100

FOR IMMEDIATE RELEASE

                LANVISION ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

Cincinnati, Ohio, December 9, 2004 --- LanVision Systems, Inc. (NASDAQ: LANV) today announced a reorganization of its executive management team and a change to its Board of Directors. On December 8, 2004, Eric S. Lombardo resigned as Executive Vice President and as a member of the Board of Directors of LanVision Systems, Inc. Mr. Lombardo has agreed to continue as a consultant to the Company through October 31, 2005.

Also on December 8, 2004, William A. Geers, Vice President of Product Development has been appointed Chief Operating Officer of LanVision Systems, Inc. Mr. Geers will focus on managing the day-to-day operations and improving the Company's overall operational efficiencies. J. Brian Patsy, President and Chief Executive Officer, will continue in those roles but will increase his focus on sales growth, partnerships and strategic business opportunities to further strengthen the Company's position in the marketplace.

Mr. Patsy, commenting on the reorganization said, "Eric has made a tremendous contribution to LanVision over the past 15 years. He has been an integral part of our executive management team and Board of Directors since the Company's founding, and was instrumental in growing the Company from its initial entrepreneurial roots to a publicly traded company."

Regarding Mr. Geers, Mr. Patsy continued, "In order to position the Company for future growth, Bill will assume responsibility for LanVision's overall operations, allowing me to focus on new sales growth opportunities in the areas of workflow business process re-engineering and remote hosting services. Bill has a thorough understanding of our business and his strong leadership will ensure that our operations are efficient and effective as we expand our presence in healthcare services markets."

ABOUT LANVISION SYSTEMS

LanVision is a healthcare information technology company focused on digitally streamlining healthcare by providing solutions that improve document-centric information flows while complementing and enhancing existing transaction-

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centric healthcare information systems. The Company's workflow and document management solutions bridge the gap between current, inefficient paper-based processes and transaction-based healthcare information systems by 1) electronically capturing document-centric information from disparate sources, 2) electronically directing that information through vital business processes, and
3) providing access to the information for authenticated users (such as physicians, nurses, administrative and financial personnel and payers) across the continuum of care.

The company's workflow-based products and services offer unique solutions to specific healthcare business process bottlenecks within the Medical Record life cycle and the revenue cycle. The Company offers process improvement solutions such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, financial screening, secondary billing services, explanation of benefits processing and release of information processing.

LanVision's products and services also create an integrated document-centric repository of historical health information that is complementary and can be seamlessly "bolted on" to existing transaction-centric clinical, financial and management information systems, allowing healthcare providers to aggressively move toward fully Electronic Medical Record (EMR) processes while improving service levels and convenience for all stakeholders. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention and archiving.

LanVision's systems can be provided on a subscription basis via remote hosting services or installed locally. LanVision provides ASPeN, ASP-based remote hosting services to The University Hospital, a member of The Health Alliance of Greater Cincinnati, M. D. Anderson Cancer Center and Children's Medical Center of Columbus, Ohio among others. In addition, LanVision has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, the Albert Einstein Healthcare Network, Parkview Health System, ProMedica Health System, Inc., the University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For additional information on LanVision, please visit our website at http://www.lanvision.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Statements made by LanVision that are not historical facts are forward-looking statements that are subject to risks and uncertainties. LanVision's future financial performance could differ materially from expectations of management and from results reported now or in the past. Factors that could cause LanVision's financial performance to so differ include, but are not limited to, the impact of competitive products and pricing, product development, reliance on strategic alliances, availability of products procured from third party vendors, the healthcare regulatory environment, fluctuations in operating results, and other risks detailed from time to time in LanVision's filings with the U.S. Securities and Exchange Commission.

(C) 2004 LanVision Systems, Inc., Cincinnati, OH 45242.

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